Exhibit 99.1

FOR:	PW Eagle, Inc.
222 South Ninth Street, Suite 2880
Minneapolis, MN 55402
(Nasdaq-NMS: “PWEI”)

	CONTACT: William H. Spell	Scott Long
	Chief Executive Officer	Chief Financial Officer
	PW Eagle, Inc.	PW Eagle, Inc.
	612/305-0339	541/343-0200

PW EAGLE REPORTS THIRD QUARTER EARNINGS

Third Quarter 2003 Results Conference Call and Webcast Scheduled for Tuesday,

November 11, 2003 at 2:00 p.m. Central Time

MINNEAPOLIS — November 10, 2003 — PW Eagle, Inc. (Nasdaq-NMS: “PWEI”) today reported its financial results for the three and nine-month periods ended September 30, 2003. The results of the first nine months as reported include the results of operations for the recently acquired Uponor ETI (now Extrusion Technologies, Inc., or ETI) from March 14, 2003, the date of acquisition. A summary of the unaudited consolidated results for the three and nine-month periods ending September 30, 2003 and 2002 is set forth in the following table:

Consolidated Income Statement Information

(In thousands, except for per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Net sales	$96,241	$63,539	$249,590	$193,023
Gross profit	7,070	16,846	30,077	41,507
Net income (loss)	(5,473)	4,083	(6,881)	4,614

Adjustments to reconcile to EBITDA:
Interest	3,036	2,577	8,667	8,375
Taxes	(3,314)	2,535	(4,204)	2,864
Depreciation	2,773	2,229	8,327	6,734
Amortization	353	0	514	0

EBITDA	(2,625)	11,424	6,423	22,587

Basic income (loss) per share	$(0.80)	$0.61	$(1.01)	$0.69
Diluted income (loss) per share	$(0.80)	$0.43	$(1.01)	$0.49

PW Eagle also reported pro forma financial information assuming that its March 14, 2003 acquisition of ETI took place on January 1, 2002. The pro forma financial information includes certain adjustments to reflect what the Company will experience on an ongoing basis. A summary of the unaudited pro forma financial information for the three and nine month periods ending September 30, 2003 and 2002, and the year ended December 31, 2002 is set forth in the following table:

Pro Forma Consolidated Income Statement Information

(In thousands, except for per share amounts)

	Three months ended September 30,		Nine months ended September 30,		Year ended Dec. 31,
	2003	2002	2003	2002	2002
Net sales	$96,241	$83,217	$270,281	$260,437	$340,765
Gross profit	7,070	21,203	33,906	53,209	60,714
Income (loss) from continuing operations	(5,450)	4,406	(6,801)	4,269	(245)

Adjustments to reconcile to EBITDA:
Interest	3,036	3,051	9,013	9,718	12,822
Taxes	(3,314)	2,877	(4,034)	2,787	(160)
Depreciation	2,773	3,012	8,935	9,427	12,376
Amortization	353	216	713	648	864

EBITDA	(2,602)	13,562	7,826	26,849	25,657

Income (loss) per common share from continuing operations:
Basic	$(0.80)	$0.66	$(0.99)	$0.64	$(0.04)
Diluted	$(0.80)	$0.47	$(0.99)	$0.46	$(0.04)

William H. Spell, PW Eagle CEO, stated, “With strong GDP growth in the general economy and improved weather conditions, the demand for PVC pipe increased in the third quarter over both the third quarter last year and the second quarter of this year. Unfortunately, the selling price for PVC pipe was down compared to both the same quarter last year and the second quarter of this year. Since for most of the third quarter we were selling pipe made with higher priced resin into a market with falling pipe prices, our margins were dramatically reduced. As we had expected, our third quarter results reflected the adverse industry conditions that we have experienced this year with the spread between the price of PVC resin and PVC pipe being at historically low levels. We are, however, encouraged by what appears to be an improving economy as well as the progress that we are making to reduce our costs. We are also moving forward with our plans to de-leverage our balance sheet.”

As a result of amendments to its various loan agreements, PW Eagle satisfied all of the financial loan covenants as of September 30, 2003; however, it is likely that the Company will be in violation of financial covenants contained in its current loan agreements as of December 31, 2003. The Company has been and will continue to work with its lenders. The lenders were prepared to amend the financial covenants for December 31, 2003, but the Company determined that the cost of doing so was not worth the resulting benefit and that it was more important to focus on concluding the strategic initiatives announced on October 2, 2003. These initiatives, if accomplished, will resolve the expected defaults under the current loan agreements.

The Company’s October 2, 2003 press release described the various elements of its strategic initiative to strengthen its balance sheet, de-leverage the Company and improve its operating results. The Company is moving forward on all aspects of that strategy. The strategic initiative’s current status is as follows:

•

Integrated Management Team and Business Units – The newly combined management team is already functioning as a single unit out of the headquarters in Eugene, Oregon and is finalizing plans for completely integrating the PW Pipe and ETI business units. It is anticipated that these units will be fully integrated by the end of the year. In addition, the integrated management team has begun to institute cost cutting measures that are anticipated to save over $4 million a year when fully effective in early 2004. The Company also plans to move its corporate headquarters from Minneapolis to Eugene at the end of the year.

•	Additional Potential Asset Sales – The Company expects to close the sale of its idled Arizona facility by the end of November with net cash proceeds of approximately $2.3 million. The Company has a signed purchase agreement for the sale and leaseback of its Visalia, California and Sunnyside, Washington facilities. The sale price for these facilities is $3.5 million. This sale/leaseback is expected to close in December. PW Eagle is also in discussions with several potential buyers for the Hastings, Nebraska and Baker City, Oregon facilities, valued at approximately $2.1 million, that are being leased to the Company’s PW Poly Corp. subsidiary. Currently, PW Poly Corp. is paying PW Eagle rent at the rate of $240,750 per year. The Company hopes to complete the sale of these facilities in early 2004.

•	Formation of PW Poly Corp. – On October 1, 2003, PW Eagle transferred the machinery, equipment, inventory and certain intellectual property associated with its polyethylene pipe business to its wholly owned subsidiary, PW Poly Corp. At the same time, PW Poly Corp. entered into its own senior credit facility with Wells Fargo Business Credit, Inc. In that transaction, PW Eagle received $1.5 million and retained approximately $1.1 million of accounts receivable that are now being collected.

•	Spin-off of PW Poly Corp. – The Company is proceeding with the anticipated spin-off of the shares of PW Poly Corp. to the PW Eagle shareholders. In that spin-off, the Company anticipates that it will distribute one share of PW Poly stock for each share of PW Eagle stock held by those shareholders of PW Eagle who beneficially own 8,000 shares or more of PW Eagle stock. Those shareholders of PW Eagle who beneficially own less than 8,000 shares will receive a cash distribution for each of their shares of PW Eagle stock in an amount equal to the value of a share of PW Poly stock. While the exact amount of this cash distribution has not been finalized, it is anticipated that it will be between $0.50 and $0.56 per share. This distribution of PW Poly shares or cash to the shareholders of PW Eagle stock is subject to final approval by an independent committee of the Board of Directors of PW Eagle, the issuance of an opinion to the PW Eagle independent committee as to the value of PW Poly, the approval of the transaction by PW Eagle’s lenders and certain governmental approvals and the private sale of some of the shares of PW Poly by PW Eagle to raise the cash necessary to make the cash distribution. The Company anticipates that all of these conditions will be satisfied and the distribution of PW Poly shares and cash will occur within the first quarter of 2004. A record date for this transaction has not yet been established. This transaction will be a taxable event for both PW Eagle and its shareholders. Assuming that PW Eagle is profitable in 2004, the distribution of the PW Poly shares and the cash will be treated as a dividend to the shareholders of PW Eagle. Regardless of whether or not a PW Eagle shareholder receives PW Poly shares or cash in the distribution, the amount of the dividend on a per share basis will be equal to the amount of cash distributed on a per share basis.

THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITIES OF PW EAGLE OR PW POLY.

•	Enhanced Credit Facility – The Company has received a proposal from its current senior lenders offering an enhanced credit facility that when combined with the sale of assets and the raising of additional equity would permit the Company to repay all of its subordinated debt. This proposal is not a binding commitment and is subject to a number of conditions.

•	Equity Placement – The Company has started the process of raising approximately $15 million pursuant to a private placement of convertible preferred stock to accredited investors. The Company anticipates completion of the offering late this year or in the first quarter of 2004.

THE CONVERTIBLE PREFERRED STOCK WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.

Looking ahead, Mr. Spell said, “While we expect to experience a seasonal reduction in demand in the fourth quarter, we believe that as the economy continues to improve, the demand for our products will also continue to improve. Over time as the demand increases, we anticipate that pipe prices will begin to increase, as will our profit margins. These improving industry conditions, combined with the impacts of our strategic initiatives, should position the Company to perform well in the future.”

Third Quarter 2003 Webcast & Conference Call

PW Eagle will hold its third quarter 2003 webcast and conference call on Tuesday, November 11, 2003 at 2:00 p.m. Central Time to discuss the Company’s performance for the third quarter and first nine months of 2003. The conference call will be available live on the Internet at www.pweagleinc.com. The call will also be archived at that location for one week following its original webcast. The conference call telephone number is 1-888-857-6929. Use 533380 as the confirmation code to access the call and please call a few minutes before the beginning of the call.

About the Company

PW Eagle, Inc. is a leading producer of PVC pipe and also produces polyethylene pipe and tubing. The Company operates twelve manufacturing facilities in the United States. PW Eagle’s common stock is traded on the Nasdaq National Market under the symbol “PWEI.”

Information Available on our Website

This press release and our periodic reports filed with or furnished to the Securities and Exchange Commission are available on our website at www.pweagleinc.com under the heading “Investor Relations.”

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING INFORMATION AND ACTUAL RESULTS MAY DIFFER

Statements that PW Eagle, Inc. may publish, including those in this announcement that are not strictly historical are “forward looking” statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements made in this press release, particularly those made by William H. Spell, regarding the Company’s expectations that: (i) the Company’s strategic initiatives, if accomplished, will resolve its expected defaults under its current loan agreements; (ii) the newly combined management team will be fully integrated by the end of 2003, and PW Eagle’s cost cutting measures will save it over $4.0 million when fully effective; (iii) it will complete a sale and leaseback of its Visalia, California and Sunnyside, Washington facilities at a sale price of approximately $3.5 million and complete the sale of its Hastings, Nebraska and Baker City, Oregon facilities in early 2004; (iv) the Company will complete the spin-off of the shares of PW Poly Corp. pursuant to the terms announced in this press release; (v) the Company will complete the sale of convertible preferred stock late this year or in the first quarter of 2004; (vi) it will enter into a new enhanced senior credit facility with its senior lender; (vii) the demand for the Company’s products will improve as the economy improves; (viii) the Company’s prices will increase, as well as its profit margins as demand increases for its products; and (ix) the improving industry condition, combined with the impacts of its strategic initiatives, should position the Company to perform well in the future are “forward looking” statements which involve known and unknown risks and uncertainties that may cause the actual results to differ materially from those expected and stated in this announcement. Actual results could differ if the economy and particularly the segments of the economy that impact the Company’s business do not grow and perform at least as well as forecast. In addition, actual results could differ as a result of: (i) a slowdown in the United States economy; (ii) the failure of the Gross Domestic Product to improve during the fourth quarter of 2003 and 2004; (iii) an increase in interest rates; (iv) a decline in the construction of commercial and residential building; (v) a decline in our raw material prices; and (vi) a greater supply of PVC and PE pipe than market demand for such products caused by cyclical fluctuations in the supply and demand for pipe. In order to achieve the expected economic benefits of the Company’s strategic initiatives, the Company must raise additional equity and sell additional assets. There is not assurance that it will successfully complete any of its initiatives and, even if completed, will resolve any potential defaults under the Company’s loan agreements. There is no assurance the Company’s lenders will waive any defaults of the Company’s loan agreements. It is not possible to foresee or identify all factors that could cause actual results to differ from expected or historical results. As such, you should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties or potential inaccurate assumptions. We undertake no obligation to update “forward-looking” statements. In addition, the use of the term “EBITDA” is not intended to be an alternative to the financial results under generally accepted accounting principles in the United States of America.

- financials follow -

PW EAGLE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
NET SALES	$96,241	$63,539	$249,590	$193,023
COST OF GOODS SOLD	89,171	46,693	219,513	151,516

Gross profit	7,070	16,846	30,077	41,507
OPERATING EXPENSES:
Selling expenses	9,768	5,643	24,306	18,922
General and administrative expenses	3,099	1,995	8,613	6,989

	12,867	7,638	32,919	25,911

OPERATING INCOME	(5,797)	9,208	(2,842)	15,596
NON-OPERATING EXPENSES (INCOME):
Interest expense	3,010	2,577	8,609	8,375
Other, net	27	13	16	(257)

	3,037	2,590	8,625	8,118

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(8,834)	6,618	(11,467)	7,478

INCOME TAX EXPENSE (BENEFIT)	(3,384)	2,535	(4,392)	2,864

INCOME (LOSS) FROM CONTINUING OPERATIONS	(5,450)	4,083	(7,075)	4,614

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAXES	(23)	—	194	—

NET INCOME (LOSS)	$(5,473)	$4,083	$(6,881)	$4,614

INCOME (LOSS) PER COMMON SHARE:
Basic	$(0.80)	$0.61	$(1.01)	$0.69

Diluted	$(0.80)	$0.43	$(1.01)	$0.49

INCOME (LOSS) PER COMMON SHARE FROM CONTINUING OPERATIONS:
Basic	$(0.80)	$0.61	$(1.04)	$0.69

Diluted	$(0.80)	$0.43	$(1.04)	$0.49

INCOME (LOSS) PER COMMON SHARE FROM DISCONTINUED OPERATIONS:
Basic	$0.00	$0.00	$0.03	$0.00

Diluted	$0.00	$0.00	$0.03	$0.00

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	6,854	6,721	6,841	6,713
Diluted	6,854	9,405	6,841	9,378

PW EAGLE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for shares and per share amounts)

ASSETS	September 30, 2003	December 31, 2002
	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$2,502	$337
Accounts receivable, net	34,961	19,202
Inventories	40,530	38,917
Income tax receivable	3,945	—
Deferred income taxes	1,811	1,455
Receivable on sale of subsidiary	4,410	—
Other	3,196	650

Total current assets	91,355	60,561

Property and equipment, net	65,976	58,899
Goodwill	3,651	3,651
Intangible assets	3,995	—
Other assets	7,527	10,291

TOTAL ASSETS	$172,504	$133,402

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Borrowings under revolving credit facility	$31,942	$15,036
Current maturities of long-term debt	47,904	3,027
Accounts payable	34,433	9,344
Book overdraft	1,547	10,310
Accrued liabilities	10,236	9,224

Total current liabilities	126,062	46,941

Other long-term liabilities	9,272	1,817
Long-term debt, less current maturities	3,723	14,750
Financing lease obligation, less current maturities	13,040	13,105
Senior subordinated debt	—	30,870

TOTAL LIABILITIES	152,097	107,483

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Series A preferred stock; 7% cumulative dividend; convertible; $2 per share liquidation preference; no par value; 2,000,000 shares authorized; none issued and outstanding	—	—
Undesignated stock, $.01 par value; 14,490,000 shares authorized; none issued and outstanding	—	—
Stock warrants	6,936	6,296
Common stock; $.01 par value; 30,000,000 shares authorized; issued and outstanding 7,258,850 and 7,002,950 shares, respectively	73	70
Class B Common stock, $.01 par value; 3,500,000 shares authorized; none issued and outstanding	—	—
Additional paid-in capital	31,378	30,488
Unearned compensation	(1,215)	(920)
Notes receivable from officers and employees on common stock purchases	(835)	(835)
Accumulated other comprehensive income	205	74
Retained earnings (accumulated deficit)	(16,135)	(9,254)

Total stockholders’ equity	20,407	25,919

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$172,504	$133,402